UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2017

CORVEL CORPORATION

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	000-19291	33-0282651
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2010 Main Street, Suite 600, Irvine, California	92614
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 851-1473

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Corvel Corporation (the “Company”) held its 2017 annual meeting of stockholders on August 3, 2017. The following proposals were approved according to the following final voting results:

1.	To elect the six directors named in the Proxy Statement, each to serve until the 2018 annual meeting of stockholders or until his or her successor has been duly elected and qualified:

Director Candidate	For	Withheld
V. Gordon Clemons	16,060,068	1,051,519
Steven J. Hamerslag	16,059,660	1,051,927
Alan R. Hoops	16,299,490	812,097
R. Judd Jessup	16,080,310	1,031,277
Jean H. Macino	16,323,109	788,478
Jeffrey J. Michael	14,454,071	2,657,516

Broker Non-Votes	1,107,434

2.	To approve on an advisory basis the compensation of the Company’s named executive officers as disclosed in the Proxy Statement:

For	17,071,191
Against	22,243
Abstain	18,153
Broker Non-Votes	1,107,434

3.	To approve on an advisory basis the frequency of future stockholder advisory votes to approve the compensation of the Company’s named executive officers:

One Year	5,211,746
Two Years	21,074
Three Years	11,876,301
Abstain	2,466
Broker Non-Votes	1,107,434

4.	To ratify the appointment of Haskell & White LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2018:

For	18,165,324
Against	52,178
Abstain	1,519
Broker Non-Votes	0

In light of the advisory voting results with respect to the frequency of future stockholder advisory votes on named executive officer compensation, the Company’s Board of Directors has decided that the Company will hold an advisory vote on the compensation of named executive officers every three years until the next required advisory vote on the frequency of future stockholder advisory votes on the compensation of named executive officers. The Company is required to hold advisory votes on frequency every six years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVEL CORPORATION
(Registrant)

Dated: August 4, 2017	/s/ Richard Schweppe
Richard Schweppe
Chief Financial Officer